Exhibit 99.1

Charles River Laboratories Announces Second-Quarter 2021 Results

Second-Quarter Revenue of $914.6 Million

Second-Quarter GAAP Earnings per Share of $1.72 and Non-GAAP Earnings per Share of $2.61

Increases 2021 Guidance

WILMINGTON, Mass.--(BUSINESS WIRE)--August 4, 2021--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2021. For the quarter, revenue was $914.6 million, an increase of 34.0% from $682.6 million in the second quarter of 2020.

Acquisitions contributed 6.0% to consolidated second-quarter revenue growth. The impact of foreign currency translation benefited reported revenue growth by 3.9%. Excluding the effect of these items, organic revenue growth was 24.1%, driven by contributions from all three business segments. The comparison to last year’s COVID-19-related impact increased the reported and organic revenue growth rates in the second quarter of 2021 by 8.6% and 8.0%, respectively, with the greatest impact in the Research Models and Services segment.

On a GAAP basis, second-quarter net income attributable to common shareholders was $88.4 million, an increase of 31.2% from net income of $67.4 million for the same period in 2020. Second-quarter diluted earnings per share on a GAAP basis were $1.72, an increase of 28.4% from $1.34 for the second quarter of 2020. The GAAP net income and earnings per share increases were primarily driven by higher revenue and operating margin improvement, partially offset by higher acquisition-related costs and a higher tax rate. In addition, the gain from the Company’s venture capital and other strategic investments totaled $0.14 per share in the second quarter of 2021, compared to a gain of $0.38 per share for the same period in 2020. The Company’s venture capital and other strategic investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income was $133.8 million for the second quarter of 2021, an increase of 68.1% from $79.6 million for the same period in 2020. Second‑quarter diluted earnings per share on a non-GAAP basis were $2.61, an increase of 65.2% from $1.58 per share for the second quarter of 2020. The non-GAAP net income and earnings per share increases were primarily driven by higher revenue and operating margin improvement.

James C. Foster, Chairman, President and Chief Executive Officer, said, “The strength of our leading, non-clinical contract research and manufacturing portfolio was clearly demonstrated in our second-quarter financial performance. Robust industry fundamentals continue to drive unprecedented client demand across most of our businesses, and we are extremely well positioned to succeed in this environment.”

“Due to the sustained demand, we are intensely focused on the execution of our strategy, including strengthening our portfolio and strategically adding staff and capacity to support our clients and provide exceptional service to them. We believe the success of this strategy will enable us to achieve our increased 2021 financial guidance, as well as our longer-term strategic and financial goals,” Mr. Foster concluded.

Second-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $176.7 million in the second quarter of 2021, an increase of 51.6% from $116.5 million in the second quarter of 2020. The impact of foreign currency translation contributed 5.2%, and the acquisition of Cellero contributed 1.9% to second-quarter RMS revenue. Organic revenue growth of 44.5% was primarily driven by the year-over-year comparison to the COVID-19-related revenue impact in 2020, which contributed 35.0% on a reported basis and 33.4% on an organic basis to RMS revenue growth. Adjusted for the COVID-19 impact, RMS revenue growth was driven by robust demand for research models across all client segments and geographic regions, particularly in China, as well as higher revenue for research model services.

In the second quarter of 2021, the RMS segment’s GAAP operating margin increased to 24.1% from 3.3% in the second quarter of 2020, and on a non-GAAP basis, the operating margin increased to 27.4% from 9.1%. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher sales volume of research models, due in part to the favorable comparison to last year’s COVID-19 impact.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $540.1 million in the second quarter of 2021, an increase of 22.0% from $442.6 million in the second quarter of 2020. The impact of foreign currency translation contributed 3.0%, and the acquisitions of Distributed Bio and Retrogenix contributed 0.9% to DSA revenue growth. Organic revenue growth of 18.1% was driven by strong demand in both the Discovery Services and Safety Assessment businesses from biotechnology and global biopharmaceutical clients, as well as a small benefit from the comparison to last year’s COVID-19 impact.

In the second quarter of 2021, the DSA segment’s GAAP operating margin increased to 19.4% from 16.3% in the second quarter of 2020, and on a non-GAAP basis, the operating margin increased to 23.5% from 23.2%. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher revenue in both the Discovery Services and Safety Assessment businesses, partially offset by foreign currency translation. The impact of foreign currency translation reduced the DSA operating margin by approximately 150 basis points in the second quarter of 2021.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $197.8 million in the second quarter of 2021, an increase of 60.2% from $123.5 million in the second quarter of 2020. The impact of foreign currency translation contributed 5.4%, and the acquisition of Cognate BioServices (Cognate) contributed 28.2% to second-quarter Manufacturing revenue. Organic revenue growth of 26.6%, was driven primarily by robust demand in the Biologics Testing Solutions and Microbial Solutions businesses.

In the second quarter of 2021, the Manufacturing segment’s GAAP operating margin decreased to 28.7% from 34.8% in the second quarter of 2020, and on a non-GAAP basis, the operating margin decreased to 33.2% from 37.4%. The GAAP and non-GAAP operating margin decreases were driven primarily by the addition of Cognate, as well as higher production costs in the Microbial Solutions business. In addition, the GAAP operating margin declined due to higher amortization costs associated with Cognate.

Increases 2021 Guidance

The Company is increasing its 2021 financial guidance, which was previously provided on May 4, 2021, primarily as a result of the stronger-than-expected second-quarter financial performance and an expectation that robust client demand trends will continue for the remainder of the year.

The Company’s increased guidance for revenue growth, earnings per share, and free cash flow is as follows:

2021 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	20.5% – 22.5%	19% – 21%
Less: Contribution from acquisitions (1)	~(5.0%)	(4.5%) – (5.0%)
Unfavorable/(favorable) impact of foreign exchange	~(2.5%)	~(2.5%)
Revenue growth, organic (2)	13% – 15%	12% – 14%
GAAP EPS estimate	$6.55 – $6.80	$5.95 – $6.20
Acquisition-related amortization (3)	$1.90 – $2.00	$2.15 – $2.40
Acquisition and integration-related adjustments (4)	$0.70 – $0.80	$0.75 – $0.80
Other items (5)	$0.70 – $0.75	~$0.55
Venture capital and other strategic investment losses/(gains), net (6)	$0.10	$0.25
Non-GAAP EPS estimate	$10.10 – $10.35	$9.75 – $10.00
Free cash flow (7)	~$500 million	~$435 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions that have been completed.
(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.
(3) Acquisition-related amortization includes an estimate of $0.05-$0.10 for the impact of the Vigene acquisition because the preliminary purchase price allocation has not been completed.
(4) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.
(5) These items primarily relate to charges of a) approximately $0.30 associated with U.S. and international tax legislation, and b) approximately $0.40 associated with debt extinguishment costs and the write-off of deferred financing costs related to debt refinancing.
(6) Venture capital and other strategic investment performance only includes recognized gains or losses. The Company does not forecast the future performance of these investments.
(7) Reconciliation of the current 2021 free cash flow guidance is as follows: Cash flow from operating activities of approximately $720 million, less capital expenditures of approximately $220 million, equates to free cash flow of approximately $500 million.

Webcast

Charles River has scheduled a live webcast on Wednesday, August 4, at 9:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the impact of the termination of the Company’s U.S. pension plan; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; investment gains or losses associated with our venture capital and other strategic equity investments; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions completed in 2020 and 2021 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our revised forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our revised annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire (including Cognate BioServices and Vigene Biosciences, and risks and uncertainties associated with Cognate’s and Vigene’s products and services, which are in areas that the Company did not previously operate); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2021 and the Quarterly Report on Form 10-Q as filed on May 4, 2021, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

Assessment of COVID-19 Impact in 2020

In this press release, the Company has provided its assessment for the impact from the COVID-19 pandemic in 2020, including on the Company's revenue. This assessment was determined using methodologies, assumptions, and estimates that vary depending on the specific reporting segment and situation. For the Research Models and Services segment, the assessment was primarily based on comparisons to daily historical research model sales volumes prior to the COVID-19 pandemic and the subsequent reduction in research model order activity associated with our clients’ COVID-19 pandemic-related site closures and/or their reduced on-site activity, as well as our discussions with clients, particularly of our research model services and HemaCare businesses, with regard to revenue expectations and operational impacts from the COVID-19 pandemic. For the Discovery and Safety Assessment segment, the assessment was based on multiple factors including, but not limited to, discussions with clients with regard to the cause of delays to discovery projects and safety assessment studies, location-specific actions to ensure employee safety in our facilities, the impact of remote versus in-person activities and services, and supply chain delays and other resource constraints. For the Manufacturing Solutions segment, the assessment was based on multiple factors including, but not limited to, analysis of the sales impact due to the COVID-19 pandemic, assessments of idle instruments and the related revenue streams due to the inability to access clients’ sites, as well as discussions with clients with regard to their revenue expectations and operations. The estimated revenue loss related to COVID-19 was also expected to be partially offset by incremental work on clients’ COVID-19 programs. Because this assessment involves risks and uncertainties, actual events and results may differ materially from these estimates and assumptions, and Charles River assumes no obligation and expressly disclaims any duty to update them.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020

Service revenue	$715,320	$550,561	$1,341,901	$1,097,153
Product revenue	199,287	132,023	397,272	292,490
Total revenue	914,607	682,584	1,739,173	1,389,643
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	476,762	374,938	900,737	747,762
Cost of products sold (excluding amortization of intangible assets)	95,824	75,408	188,137	157,582
Selling, general and administrative	171,501	127,712	327,234	257,613
Amortization of intangible assets	32,970	27,758	61,812	55,637
Operating income	137,550	76,768	261,253	171,049
Other income (expense):
Interest income	171	276	206	592
Interest expense	(16,190)	(19,352)	(45,909)	(34,419)
Other income (expense), net	5,965	26,260	(21,752)	2,189
Income before income taxes	127,496	83,952	193,798	139,411
Provision for income taxes	37,580	16,284	39,947	20,906
Net income	89,916	67,668	153,851	118,505
Less: Net income attributable to noncontrolling interests	1,468	233	3,873	301
Net income attributable to common shareholders	$88,448	$67,435	$149,978	$118,204

Earnings per common share
Net income attributable to common shareholders:
Basic	$1.76	$1.36	$2.99	$2.39
Diluted	$1.72	$1.34	$2.93	$2.36

Weighted-average number of common shares outstanding;
Basic	50,297	49,553	50,138	49,371
Diluted	51,334	50,246	51,225	50,118

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	June 26, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$222,969	$228,424
Trade receivables and contract assets, net of allowances for doubtful accounts of $7,538 and $6,702, respectively	644,027	617,740
Inventories	194,341	185,695
Prepaid assets	84,610	96,712
Other current assets	121,966	72,560
Total current assets	1,267,913	1,201,131
Property, plant and equipment, net	1,189,120	1,124,358
Operating lease right-of-use assets, net	276,820	178,220
Goodwill	2,540,067	1,809,168
Client relationships, net	964,324	721,505
Other intangible assets, net	92,451	66,094
Deferred tax assets	31,863	37,729
Other assets	357,794	352,626
Total assets	$6,720,352	$5,490,831

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$3,021	$50,214
Accounts payable	110,926	122,475
Accrued compensation	223,063	206,823
Deferred revenue	231,329	207,942
Accrued liabilities	228,972	149,820
Other current liabilities	132,299	102,477
Total current liabilities	929,610	839,751
Long-term debt, net and finance leases	2,727,240	1,929,571
Operating lease right-of-use liabilities	239,484	155,595
Deferred tax liabilities	262,562	217,031
Other long-term liabilities	207,377	205,215
Total liabilities	4,366,273	3,347,163
Redeemable noncontrolling interests	30,799	25,499
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 50,538 shares issued and 50,391 shares outstanding as of June 26, 2021, and 49,767 shares issued and outstanding as of December 26, 2020	505	498
Additional paid-in capital	1,690,861	1,627,564
Retained earnings	775,392	625,414
Treasury stock, at cost, 147 and 0 shares, as of June 26, 2021 and December 26, 2020, respectively	(40,297)	-
Accumulated other comprehensive loss	(108,021)	(138,874)
Total equity attributable to common shareholders	2,318,440	2,114,602
Noncontrolling interest	4,840	3,567
Total equity	2,323,280	2,118,169
Total liabilities, redeemable noncontrolling interests and equity	$6,720,352	$5,490,831

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	June 26, 2021	June 27, 2020
Cash flows relating to operating activities
Net income	$153,851	$118,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129,613	114,468
Stock-based compensation	30,266	24,103
Debt extinguishment and financing costs	27,980	-
Deferred income taxes	8,891	148
Loss (gain) on venture capital and strategic equity investments, net	6,910	(11,876)
Other, net	(475)	10,487
Changes in assets and liabilities:
Trade receivables and contract assets, net	(5,224)	(19,371)
Inventories	(7,107)	(1,901)
Accounts payable	(13,383)	(25,619)
Accrued compensation	13,932	8,728
Deferred revenue	502	(3,273)
Customer contract deposits	(2,032)	8,276
Other assets and liabilities, net	13,095	8,221
Net cash provided by operating activities	356,819	230,896
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(1,000,505)	(382,250)
Capital expenditures	(74,461)	(52,521)
Purchases of investments and contributions to venture capital investments	(23,266)	(12,064)
Proceeds from sale of investments	5,204	5,681
Other, net	839	(1,157)
Net cash used in investing activities	(1,092,189)	(442,311)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	4,999,942	1,411,953
Proceeds from exercises of stock options	35,298	36,608
Payments on long-term debt, revolving credit facility, and finance lease obligations	(4,241,772)	(1,045,235)
Purchase of treasury stock	(40,297)	(23,793)
Payment of debt extinguishment and financing costs	(38,166)	-
Other, net	(2,330)	(4,417)
Net cash provided by financing activities	712,675	375,116
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	17,066	295
Net change in cash, cash equivalents, and restricted cash	(5,629)	163,996
Cash, cash equivalents, and restricted cash, beginning of period	233,119	240,046
Cash, cash equivalents, and restricted cash, end of period	$227,490	$404,042

Supplemental cash flow information:
Cash and cash equivalents	$222,969	$402,020
Restricted cash included in Other current assets	3,118	465
Restricted cash included in Other assets	1,403	1,557
Cash, cash equivalents, and restricted cash, end of period	$227,490	$404,042

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Research Models and Services
Revenue	$176,694	$116,549	$353,604	$262,545
Operating income	42,580	3,844	87,515	31,217
Operating income as a % of revenue	24.1%	3.3%	24.7%	11.9%
Add back:
Amortization related to acquisitions	5,346	5,919	10,685	11,571
Severance	-	509	7	500
Acquisition related adjustments (2)	520	292	976	577
Site consolidation costs, impairments and other items	-	30	-	259
Total non-GAAP adjustments to operating income	$5,866	$6,750	$11,668	$12,907
Operating income, excluding non-GAAP adjustments	$48,446	$10,594	$99,183	$44,124
Non-GAAP operating income as a % of revenue	27.4%	9.1%	28.0%	16.8%

Depreciation and amortization	$9,844	$9,126	$19,523	$17,878
Capital expenditures	$8,512	$6,621	$11,495	$12,033

Discovery and Safety Assessment
Revenue	$540,094	$442,564	$1,041,272	$881,247
Operating income	104,514	72,241	195,463	144,524
Operating income as a % of revenue	19.4%	16.3%	18.8%	16.4%
Add back:
Amortization related to acquisitions	21,176	23,128	43,824	46,135
Severance	928	3,481	1,340	3,564
Acquisition related adjustments (2)	404	1,095	5,674	2,384
Site consolidation costs, impairments and other items	146	2,934	293	2,934
Total non-GAAP adjustments to operating income	$22,654	$30,638	$51,131	$55,017
Operating income, excluding non-GAAP adjustments	$127,168	$102,879	$246,594	$199,541
Non-GAAP operating income as a % of revenue	23.5%	23.2%	23.7%	22.6%

Depreciation and amortization	$43,588	$41,101	$88,196	$82,431
Capital expenditures	$20,473	$16,175	$37,513	$30,904

Manufacturing Solutions
Revenue	$197,819	$123,471	$344,297	$245,851
Operating income	56,717	42,930	106,154	84,042
Operating income as a % of revenue	28.7%	34.8%	30.8%	34.2%
Add back:
Amortization related to acquisitions	7,812	2,217	10,026	4,464
Severance	535	1,396	829	1,652
Acquisition related adjustments (2)	686	(423)	728	(421)
Site consolidation costs, impairments and other items	-	-	40	-
Total non-GAAP adjustments to operating income	$9,033	$3,190	$11,623	$5,695
Operating income, excluding non-GAAP adjustments	$65,750	$46,120	$117,777	$89,737
Non-GAAP operating income as a % of revenue	33.2%	37.4%	34.2%	36.5%

Depreciation and amortization	$13,952	$6,236	$20,521	$12,602
Capital expenditures	$13,602	$3,037	$20,712	$8,198

Unallocated Corporate Overhead	$(66,261)	$(42,247)	$(127,879)	$(88,734)
Add back:
Severance	-	-	(151)	-
Acquisition related adjustments (2)	15,064	869	25,624	7,852
Other items (3)	-	(463)	-	(750)
Total non-GAAP adjustments to operating expense	$15,064	$406	$25,473	$7,102
Unallocated corporate overhead, excluding non-GAAP adjustments	$(51,197)	$(41,841)	$(102,406)	$(81,632)

Total
Revenue	$914,607	$682,584	$1,739,173	$1,389,643
Operating income	137,550	76,768	261,253	171,049
Operating income as a % of revenue	15.0%	11.2%	15.0%	12.3%
Add back:
Amortization related to acquisitions	34,334	31,264	64,535	62,170
Severance	1,463	5,386	2,025	5,716
Acquisition related adjustments (2)	16,674	1,833	33,002	10,392
Site consolidation costs, impairments and other items (3)	146	2,501	333	2,443
Total non-GAAP adjustments to operating income	$52,617	$40,984	$99,895	$80,721
Operating income, excluding non-GAAP adjustments	$190,167	$117,752	$361,148	$251,770
Non-GAAP operating income as a % of revenue	20.8%	17.3%	20.8%	18.1%

Depreciation and amortization	$68,106	$57,208	$129,613	$114,468
Capital expenditures	$46,431	$26,800	$74,461	$52,521
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(3)	Other items relate to third-party costs, net of insurance reimbursements, incurred during the three and six months ended June 27, 2020 associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020

Net income attributable to common shareholders	$88,448	$67,435	$149,978	$118,204
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	52,617	40,984	99,895	80,721
Write-off of deferred financing costs and fees related to debt financing	110	-	26,089	-
Venture capital and strategic equity investment (gains) losses, net	(9,809)	(23,911)	6,910	(11,876)
Other (2)	(572)	-	(2,942)	-
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (3)	1,285	1,113	2,320	2,186
Enacted tax law changes	10,036	-	10,036	-
Tax effect of the remaining non-GAAP adjustments	(8,316)	(6,020)	(29,329)	(17,824)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$133,799	$79,601	$262,957	$171,411

Weighted average shares outstanding - Basic	50,297	49,553	50,138	49,371
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	1,037	693	1,087	747
Weighted average shares outstanding - Diluted	51,334	50,246	51,225	50,118

Earnings per share attributable to common shareholders:
Basic	$1.76	$1.36	$2.99	$2.39
Diluted	$1.72	$1.34	$2.93	$2.36

Basic, excluding non-GAAP adjustments	$2.66	$1.61	$5.24	$3.47
Diluted, excluding non-GAAP adjustments	$2.61	$1.58	$5.13	$3.42
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Includes adjustments related to the gain on an immaterial divestiture and the finalization of the annuity purchase related to the termination of the Company's U.S. pension plan.
(3)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended June 26, 2021	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	34.0%	51.6%	22.0%	60.2%
Decrease (increase) due to foreign exchange	(3.9)%	(5.2)%	(3.0)%	(5.4)%
Contribution from acquisitions (2)	(6.0)%	(1.9)%	(0.9)%	(28.2)%
Non-GAAP revenue growth, organic (3)	24.1%	44.5%	18.1%	26.6%

Six Months Ended June 26, 2021	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	25.2%	34.7%	18.2%	40.0%
Decrease (increase) due to foreign exchange	(3.4)%	(4.6)%	(2.7)%	(4.7)%
Contribution from acquisitions (2)	(3.3)%	(2.1)%	(0.6)%	(14.2)%
Non-GAAP revenue growth, organic (3)	18.5%	28.0%	14.9%	21.1%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investors:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com